Exhibit 99.1

RAINMAKER SYSTEMS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands, except share data)
(Unaudited)

	September 30, 2012
	As Reported	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,425	$189	(a)	$4,614
Restricted cash	28			28
Accounts receivable, net	4,520			4,520
Prepaid expenses and other current assets	1,543			1,543
Assets held for sale	4,023	(4,023)	(b)	—
Total current assets	14,539	(3,834)		10,705
Property and equipment, net	2,631			2,631
Intangible assets, net	2			2
Goodwill	5,337			5,337
Other non-current assets	410			410
Total assets	$22,919	$(3,834)		$19,085
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,888			$6,888
Accrued compensation and benefits	550			550
Other accrued liabilities	3,158			3,158
Deferred revenue	2,154			2,154
Current portion of notes payable	955			955
Liabilities related to assets held for sale	2,327	(2,327)	(b)	—
Total current liabilities	16,032	(2,327)		13,705
Deferred tax liability	525			525
Long-term deferred revenue	78			78
Common stock warrant liability	832			832
Notes payable, less current portion	3,593			3,593
Total liabilities	21,060	(2,327)		18,733
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—			—
Common stock, $0.001 par value; 50,000,000 shares authorized, 29,294,663 shares issued and 27,271,238 shares outstanding at September 30, 2012 and 28,686,486 shares issued and 26,812,935 shares outstanding at December 31, 2011	27			27
Additional paid-in capital	130,129			130,129
Accumulated deficit	(123,662)	(1,507)	(c)	(125,169)
Accumulated other comprehensive loss	(1,912)			(1,912)
Treasury stock, at cost, 2,023,425 shares at September 30, 2012 and 1,873,551 shares at December 31, 2011	(2,723)			(2,723)
Total stockholders’ equity	1,859	(1,507)		352
Total liabilities and stockholders’ equity	$22,919	$(3,834)		$19,085
See accompanying notes.

RAINMAKER SYSTEMS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Year Ended December 31, 2011
	As Reported	Adjustments		Pro Forma
Net revenue	$37,026	$(10,649)	(d)	$26,377
Cost of services	24,152	(8,808)	(d)	15,344
Gross margin	12,874	(1,841)		11,033
Operating expenses:
Sales and marketing	3,970	(87)	(d)	3,883
Technology and development	7,557	(100)	(d)	7,457
General and administrative	8,703	(885)	(d)	7,818
Depreciation and amortization	3,498	(1,118)	(d)	2,380
Loss on fair value re-measurement	44	—		44
Total operating expenses	23,772	(2,190)		21,582
Operating loss	(10,898)	349		(10,549)
Gain due to change in fair value of warrant liability	(298)	—		(298)
Interest and other expense, net	264	(86)	(d)	178
Loss before income tax expense	(10,864)	435		(10,429)
Income tax expense	115	(92)	(e)	23
Net loss from continuing operations	$(10,979)	$527		$(10,452)
Basic and diluted net loss per share - continuing operations	$(0.44)			$(0.42)

Weighted average common shares - Basic and diluted	25,050			25,050
See accompanying notes.

RAINMAKER SYSTEMS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Year Ended December 31, 2010
	As Reported	Adjustments		Pro Forma
Net revenue	$42,768	$(10,480)	(d)	$32,288
Cost of services	23,871	(7,684)	(d)	16,187
Gross margin	18,897	(2,796)		16,101
Operating expenses:
Sales and marketing	3,713	(92)	(d)	3,621
Technology and development	9,159	(325)	(d)	8,834
General and administrative	10,075	(860)	(d)	9,215
Depreciation and amortization	4,816	(1,308)	(d)	3,508
Loss on fair value re-measurement	(190)	—		(190)
Total operating expenses	27,573	(2,585)		24,988
Operating loss	(8,676)	(211)		(8,887)
Interest and other expense, net	995	(30)	(d)	965
Loss before income tax expense	(9,671)	(181)		(9,852)
Income tax expense	279	(140)	(e)	139
Net loss from continuing operations	(9,950)	(41)		(9,991)
Basic and diluted net loss per share - continuing operations	$(0.49)			$(0.49)

Weighted average common shares - Basic and diluted	20,380			20,380

See accompanying notes.

RAINMAKER SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRO FORMA PRESENTATION
On December 17, 2012, Rainmaker Systems, Inc. (the "Company" or "Seller") and Rainmaker Systems, Ltd. completed a Stock Purchase Agreement (the "Stock Purchase Agreement") with Shore Solutions Inc. (the "Purchaser") pursuant to which the Company agreed to sell the Company's Manila-based operations of Rainmaker Systems, Ltd. and its wholly owned subsidiary, Rainmaker Asia, Inc. (together "Manila" or "RSL"). Pursuant to the Stock Purchase Agreement, the Purchaser agreed to acquire 100% of the issued and outstanding stock of RSL.
Per the Stock Purchase Agreement, the Company received an initial cash payment (the "Closing Payment") upon execution of the agreement of $845,000. In addition to the Closing Payment, the Company may receive additional contingent consideration based on multiple earn-out provisions included within the agreement. The earn-out calculations provide the Company the ability to receive additional consideration of $300,000 at target plus a nominal percentage of certain revenues of RSL during the period from January 1, 2013 through December 31, 2015.
The Company and Purchaser have also signed an agreement to continue RSL's delivery of call center services to the Company until December 31, 2013, extending to December 15, 2015 upon the execution of an additional services agreement, providing for no anticipated disruption of services to the Company's current customers.
The Company will be requesting confidential treatment for certain portions of the Stock Purchase Agreement and intends to file a redacted copy of the Stock Purchase Agreement with its Form 10-K for the fiscal year ending December 31, 2012.
The unaudited pro forma consolidated statements of operations for the years ended December 31, 2011 and 2010 are based on the historical financial statements of the Company for the years then ended after giving effect to the transaction adjustments. The unaudited pro forma consolidated statements of operations are presented as if the transaction had occurred on January 1, 2010. The pro forma consolidated interim statements of operations and comprehensive loss for nine months ended September 30, 2012 and 2011 are not presented as the Company has already presented the information on Form 10-Q for the period ended September 30, 2012.
The unaudited pro forma consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the transaction. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 30, 2012, as amended on April 30, 2012, and quarterly report on Form 10-Q for the quarter ended September 30, 2012 filed on November 14, 2012.
The unaudited pro forma consolidated financial statements have been provided for illustrative purposes only and are not necessarily indicative of financial position or results of operations that would have been achieved had the transaction occurred as of or for the periods presented, nor are they necessarily indicative of the Company’s future operating results or financial position.

2.     PRO FORMA ADJUSTMENTS
The unaudited pro forma consolidated balance sheet and statement of operations gives effect to the following adjustments:

(a)	To record the estimated $189,000 net proceeds in connection with the Stock Purchase Agreement with Shore Solutions Inc., calculated as the closing payment of $845,000 net of closing costs of $656,000.

(b)	To eliminate the book value of assets and related liabilities sold to Shore Solutions Inc., assuming the transaction occurred on September 30, 2012.

(c)	To record the estimated pro forma loss on the sale transaction without considering contingent earn-out payments. The actual loss on the sales transaction is subject to adjustments.

(d)	To eliminate the revenues and expenses which are directly related to RSL's operations.

(e)	To record the tax effects of the pro forma adjustments as calculated based on the statutory rate in effect during the period in which the pro forma statement of operations is presented.